Exhibit 23.0
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-124124 and 333-135672) of FedFirst Financial Corporation of our report dated March 16, 2009, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.
/s/ Beard Miller Company LLP
Pittsburgh, Pennsylvania
March 16, 2009